Exhibit 99.03

CONTACTS: Jennifer E. Katsch, CFO TII Network Technologies, Inc. (631) 789-5000	Van Negris / Lexi Terrero Van Negris & Company, Inc. (212) 759-0290

FOR IMMEDIATE RELEASE

TII NETWORK TECHNOLOGIES NAMES
JENNIFER E. KATSCH CHIEF FINANCIAL OFFICER

COPIAGUE, NY – November 20, 2006 – TII Network Technologies, Inc. (Nasdaq: TIII), a leading provider of telecommunications network protection and management products, today announced the appointment of Jennifer E. Katsch as Vice President of Finance, Treasurer and Chief Financial Officer.

Kenneth A. Paladino, President and Chief Executive Officer, stated: “We are delighted to welcome Jennifer to TII as Chief Financial Officer. She is an accomplished and talented executive who has a very strong background in all aspects of accounting, finance, treasury and strategic planning. We are confident that she will play a significant leadership role in helping us realize our goal of aggressively growing the Company by focusing, in part, on the continued development and sales of intelligent broadband devices that enable the Telco and Cable service providers to successfully deploy triple play services.”

Commenting on her appointment, Ms. Katsch stated: “I am pleased to be a part of the TII family at this exciting time in the Company’s development. I look forward to being a part of this management team that is focused on growing our business and increasing both revenue and market share.”

Ms. Katsch, 30, served as the Senior Manager of Financial Reporting for NBTY, Inc. from March 2006 until she joined the Company in November 2006. Prior thereto, Ms. Katsch was employed by KPMG, LLP, a registered independent public accounting firm, from 1996 to March 2006, most recently serving as Audit Senior Manager on clients in the information, communications and entertainment industries. Her extensive experience serving public companies includes regulatory reporting, the audit of internal controls over financial reporting and related Sarbanes-Oxley matters. She holds a B.S. in Accounting, Magna Cum Laude, from Long Island University, is a Certified Public Accountant in the State of New York, and is a member of the American Institute of Certified Public Accountants.

About TII Network Technologies, Inc.

TII Network Technologies, Inc., designs, produces and markets network protection and management products, including lightning and surge protection products, network interface devices (“NIDs”), DSL, VoIP and other station electronics products and a multi-service residential gateway system.

Certain statements in this Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Report, words such as “may,” “should,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company’s future plans, operations, business strategies, operating results and financial position. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements. These factors include, but are not limited to: exposure to increases in the cost of the Company’s products, including increases in the cost of the Company’s petroleum-based plastic products, and the limited ability of the Company to raise the selling prices of its products; dependence for products and product components from Pacific Rim contract manufacturers, including on-time delivery that could be interrupted as a result of third party labor disputes, political factors or shipping disruptions, quality control and exposure to changes in costs and changes in the valuation of the Chinese Yuan; dependence on, and ability to retain, its “as-ordered” general supply agreements with its largest three customers and win new contracts; continued dependence on the traditional copper-based telephone operating company (“Telco”) market which has been declining over the last several years due principally to the impact of alternate technologies and competition from multi-system operators; the effect of rising interest rates on new housing starts which account for a large percentage of NID sales; the level of inventories maintained by the Company’s customers; the ability to market and sell products to new markets beyond its principal market – the copper-based Telco market; the ability to timely develop products and adapt its existing products to address technological changes, including changes in its principal market; weather and similar conditions, particularly the effect of hurricanes or typhoons on the Company’s manufacturing, assembly and warehouse facilities in Puerto Rico and the Pacific Rim; competition in the Company’s traditional Telco market and in the new markets the Company is seeking to penetrate; potential changes in customers’ spending and purchasing policies and practices; general economic and business conditions, especially as they pertain to the Telco industry; dependence on third parties for certain product development; risks inherent in new product development and sales, such as start-up delays and uncertainty of customer acceptance; the ability to attract and retain technologically qualified personnel; and the availability of financing on satisfactory terms.

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